Exhibit 1.1

AMC Entertainment Holdings, Inc.

Class A Common Stock

($0.01 par value)

With an Aggregate Sales Price of Up to $150,000,000

Sales and Registration Agreement

February 9, 2026

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

USA

Goldman Sachs International

Plumtree Court

25 Shoe Lane

London EC4A 4AU

United Kingdom

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Yorkville Securities, LLC

1012 Springfield Avenue

Mountainside, New Jersey 07092

Ladies and Gentlemen:

AMC Entertainment Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), confirms its agreement (this “Agreement”) with Goldman Sachs & Co. LLC, as sales agent, Forward Seller (as defined below) and/or principal, B. Riley Securities, Inc., as sales agent and/or principal, and Yorkville Securities, LLC, as sales agent and/or principal (each, in any such capacity, a “Manager” and, collectively, the “Managers”), and Goldman Sachs International, as Forward Counterparty (as defined below), as follows:

1.            Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents on the Company’s behalf and/or principals, shares of the Company’s Class A common stock, $0.01 par value (“Common Stock”), subject to the limitations set forth herein, from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. Any shares of Common Stock issued and sold by the Company through the Managers, acting as sales agents for the Company or to the Managers, acting as principals, pursuant to this Agreement and, if applicable, any Terms Agreement (as defined below), are hereinafter sometimes called “Primary Shares”.

In addition, the Company may from time to time during the term of this Agreement enter into one or more collared forward sale transactions (each, a “Forward” and the relevant confirmation of such transaction, a “Forward Confirmation”) pursuant to that certain Master Confirmation dated as of the date hereof (the “Master Confirmation”) with Goldman Sachs International (acting in such capacity, the “Forward Counterparty”) relating to shares of the Common Stock, subject to the limitations set forth herein. Upon entry into a Forward and in connection with hedging its exposure under such Forward, the Forward Counterparty will receive from the Company, subject to the Forward Counterparty’s return obligations on the terms set forth in the applicable Forward Confirmation, up to the maximum number of shares of Common Stock deliverable under such Forward (such borrowed shares, the “Hedging Shares”) and, subject to effectiveness of the Forward, sell the Hedging Shares to Goldman Sachs & Co. LLC, in its capacity as underwriter for an offering of the Hedging Shares, on behalf of the Forward Counterparty over the “Hedge Period” for such Forward (as defined in the Master Confirmation), on the terms set forth in Section 3 of this Agreement (in such capacity, the “Forward Seller”).

The aggregate offering price of the Primary Shares and the Hedging Shares that may be sold pursuant to this Agreement and, if applicable, any Terms Agreement shall not exceed $150,000,000 (collectively, the “Shares” and the “Maximum Number of Shares”, respectively).

For purposes of selling any Primary Shares through the Managers as sales agents, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of soliciting purchases of such Primary Shares from the Company pursuant to this Agreement and the Managers as sales agents agree to use their commercially reasonable efforts to solicit purchases of such Primary Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell any Primary Shares directly to a Manager as principal, it will enter into a separate agreement with such Manager (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. The Forward Seller, when acting in its capacity as such, agrees to use its commercially reasonable efforts to solicit purchases of the Hedging Shares on behalf of the Forward Counterparty on the terms and subject to the conditions stated herein. For the avoidance of doubt, the Forward Seller, in its capacity as such, shall not act as an agent, broker or dealer for, or sell any Shares on behalf of, the Company under this Agreement. Certain terms used herein are defined in Section 21 hereof.

2.            Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers and the Forward Counterparty at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of, among other securities, the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)           To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)           On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers or the Forward Counterparty specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Managers and the Forward Counterparty consists of the information described as such in the last sentence of Section 7(a) hereof.

(d)           At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Managers or the Forward Counterparty specifically for use therein, it being understood and agreed that the only such information furnished by the Managers and the Forward Counterparty consists of the information described as such in the last sentence of Section 7(a) hereof.

(e)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)            (i) At the earliest time after the filing of the Registration Statement that the Company or the Forward Seller or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)           Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Managers or the Forward Counterparty specifically for use therein, it being understood and agreed that the only such information furnished by the Managers and the Forward Counterparty consists of the information described as such in the last sentence of Section 7(a) hereof.

(h)           The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(i)            The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j)            The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(k)           The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)            There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(m)          Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with requisite power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so duly qualified as a foreign corporation, limited liability company or partnership, as applicable, or in good standing in such foreign jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).

(n)           All the outstanding shares of capital stock of the Company and each of its subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or membership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(o)           There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(p)           This Agreement has been duly authorized, executed and delivered by the Company.

(q)           The Company is not and, after giving effect to the transactions contemplated by this Agreement, any Terms Agreement and any Forward, and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(r)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as may be required under the blue sky laws of any jurisdiction in connection with the distribution of the Shares by the Managers in the manner contemplated herein and in the Disclosure Package and the Prospectus and (ii) as shall have been obtained or made prior to the Applicable Time.

(s)           Neither the issue and sale of the Primary Shares, nor the offering of the Hedging Shares by the Forward Seller on behalf of the Forward Counterparty as contemplated herein, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except with respect to clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(t)            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement in connection with the transactions contemplated herein.

(u)           The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)           Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries are a party or of which any property of the Company or any of its subsidiaries are the subject which, if determined adversely to the Company or any of its subsidiaries (i) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)          The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted, except as would not materially interfere with the use made and proposed to be made of such properties or reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the Disclosure Package. Except as otherwise disclosed in the Disclosure Package or the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the real property, improvements, equipment and personal property held under lease by the Company and its subsidiaries are held under valid and enforceable leases.

(x)           The Company and its subsidiaries are not in violation or default of (i) any provision of its respective charter or bylaws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which they are a party or bound or to which their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary, or any of their respective properties, as applicable, except with respect to clauses (ii) and (iii) where such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           Ernst & Young LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(z)            The Company and its subsidiaries have filed all foreign, federal, state and local income tax returns that are required by law to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all income taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except (i) for any such tax, assessment, fine or penalty that is currently being contested in good faith, for which adequate reserves have been provided in accordance with GAAP; (ii) as would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business; or (iii) as set forth in or contemplated in the Disclosure Package and the Prospectus.

(aa)         No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(bb)        (i) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks in such amounts and subject to such self-insurance retentions as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of the subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) the Company and its subsidiaries have no reason to believe that they will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(cc)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(dd)        The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental agencies that are necessary to own or lease their properties and conduct their business as described in the Disclosure Package and the Prospectus, except where the failure to have such licenses, franchises, permits, authorizations, approvals or orders would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the best actual knowledge of the Company, the Company and any such subsidiary have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ee)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff)          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and to the extent required thereunder, such disclosure controls and procedures are effective.

(gg)         Other than as set forth in each of the Disclosure Package and the Prospectus, to the best actual knowledge of the Company, the Company and its subsidiaries are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Other than as set forth in the Disclosure Package and the Prospectus, there is no judgment, decree, injunction, rule, writ or order of any governmental entity or arbitrator under any Environmental Laws outstanding against the Company and its subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)        Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification No. 715: Compensation-Retirement Benefits) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ii)           There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, each as may be amended, and the rules and regulations thereunder (the “FCPA” and “UKBA”, respectively), or other applicable anti-bribery laws and regulations, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UKBA or other applicable anti-bribery laws and regulations; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the UKBA or other applicable anti-bribery laws and regulations, and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered by the U.S. government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or other relevant sanctions authority, and (ii) will use the proceeds of this offering, directly or indirectly, to fund or facilitate the activities of any Sanctioned Persons or entity or any country, region or territory that is, at the time of such funding or facilitation, subject to Sanctions or any person or entity located in a country, region or territory subject to Sanctions (including any administered or enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury).

(mm)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country, region or territory (including at the time of this agreement, Cuba, Iran, North Korea, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(nn)        The Company and its subsidiaries have not engaged in any dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country, since April 19, 2019, nor does the Company or any of its subsidiaries have any plans to deal or transact with Sanctioned Persons, or with or in Sanctioned Countries.

(oo)        (i) There have been no material breaches or violations of (or unauthorized access to) the Company or its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, the “IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any regulator, nor are there any pending internal investigations of the Company or its subsidiaries relating to the same and (ii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(pp)        The statistical and market-related data and forward-looking statements included in the Disclosure Package are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate and represent their good faith estimates that are made on the basis of data derived from such sources.

(qq)        Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Manager and (ii) does not intend to use any funds that it may receive as described under the caption “Use of Proceeds” in the Prospectus Supplement to repay any outstanding debt owed to any affiliate of any Manager.

Any certificate signed by any officer of the Company and delivered to any of the Managers and/or the Forward Counterparty or counsel for the Managers and/or the Forward Counterparty in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the addressee Manager(s) and/or the Forward Counterparty.

3.            Sale and Delivery of Shares.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (A) the Company and the Managers agree that the Company may from time to time seek to sell Primary Shares through a Designated Manager, acting as sales agent, or directly to any of the Managers acting as principal (a “Primary Sale”), and (B) if the Company and the Forward Counterparty enter into a Forward, the Forward Counterparty will seek to sell Hedging Shares through the Forward Seller (a “Hedging Sale”), as follows:

(i)            The Shares are to be sold on a daily basis or otherwise as shall be agreed to by (x) in respect of any Primary Sale, the Company and the Designated Manager (acting as sales agent) and (y) in respect of any Hedging Sale, the Forward Seller and the Forward Counterparty in accordance with the trading parameters set forth in the applicable Forward (which parameters, for the avoidance of doubt, may be modified by the Company as set forth in, and subject to the terms of, such Forward) on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) (x) in respect of any Primary Sale, the Company has instructed the Designated Manager (acting as sales agent) by telephone (confirmed promptly by electronic mail) to make such sales and the Designated Manager has accepted such instruction and (y) in respect of any Hedging Sale, which day falls within the “Hedge Period” (as defined in the Master Confirmation) for such Forward and there is a Forward Confirmation in effect, and (C) the Company has satisfied its obligations under Section 6 of this Agreement. In respect of any Primary Sales, the Company will designate the maximum amount of the Primary Shares to be sold by the Designated Manager (as sales agent) daily as agreed to by the Designated Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.

(ii)           Subject to the terms and conditions hereof, in respect of any Primary Sale, each Manager (acting as sales agent), at any time it is a Designated Manager, shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Primary Shares and with respect to which such Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Manager (acting as sales agent) will be successful in selling any Primary Shares, (ii) the Designated Manager (in such capacity) will incur no liability or obligation to the Company or any other person or entity if it does not sell any Primary Shares for any reason other than a failure by a Designated Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Primary Shares as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company in a Terms Agreement entered into pursuant to Section 3(b) hereof.

(iii)          Subject to the terms and conditions hereof, in respect of any Hedging Sale, Forward Seller, when acting in its capacity as such, shall use its commercially reasonable efforts to solicit purchases of the Hedging Shares on behalf of the Forward Counterparty subject to the trading parameters set forth in the respective Forward. The Company acknowledges and agrees that (i) there can be no assurance that the Forward Seller will be successful in selling any Hedging Shares, (ii) the Forward Seller will incur no liability or obligation to the Company or any other person or entity if it does not sell any Hedging Shares for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Hedging Shares as required under this Agreement, and (iii) no sales of any Hedging Shares in respect of a Forward may take place until and unless the “Effective Date” (as defined in the Master Confirmation) in respect of such Forward has occurred.

(iv)          Sales of the Primary Shares, if any, through the Designated Manager (acting as sales agent) or by the Designated Manager (acting as principal) or the Hedging Shares by the Forward Seller will be made in sales deemed to be “at the market offerings” as defined in Rule 415, including by sales made by means of ordinary brokers’ transactions on or through the NYSE or another market for our Common Stock, sales made to or through a market maker other than on an exchange, including in the over-the-counter market, in negotiated transactions (including block trades), at market prices prevailing at the time of sale or at negotiated prices, through a combination of any such methods of sale, or any other method permitted by law.

(v)           The Company shall not authorize the issuance and sale of, and the Designated Manager (acting as sales agent) shall not be obligated to use its commercially reasonable efforts to sell and the Designated Manager (acting as principal) shall not be obligated to purchase, any Primary Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Designated Manager in writing. The Company shall not specify a price lower than such minimum price for sale of any Hedging Share in the trading parameters for any Forward.

(vi)          The Company, the Designated Manager (in any capacity) or the Forward Seller may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail), suspend the offering of any Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective rights and obligations with respect to the Shares sold hereunder prior to the giving of such notice and, to the extent such suspension relates to any offering of the Hedging Shares, any of the Company’s and the Forward Counterparty’s respective rights and obligations under the applicable Forward.

(vii)         The compensation to the Designated Manager for sales of the Primary Shares with respect to which such Designated Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a), payable as described in the succeeding subsection (viii) below. The foregoing rate of compensation shall not apply when a Manager acts as principal pursuant to the Terms Agreement, in which case the Company may sell Primary Shares to such Manager or Managers as principal at a price to be mutually agreed upon by the Company and such Manager at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds of any sale of the Primary Shares by such Manager acting as sales agent or principal, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Primary Shares (the “Net Primary Proceeds”).

(viii)        In respect of any Primary Sale, the Designated Manager shall provide a written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Primary Shares are sold under this Section 3(a) by the Designated Manager as sales agent or principal, setting forth the number of the Primary Shares sold on such day, the aggregate gross sales proceeds and the Net Primary Proceeds to the Company, and the compensation payable by the Company to the Designated Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Designated Manager to the Company, with payment to be made by the Company promptly after its receipt thereof. In respect of any Hedging Sale, the Forward Counterparty will determine the “Hedge Reference Price” (as defined in the Master Confirmation) for the applicable Forward pursuant to the terms of such Forward, including as to provision of any applicable back-up calculations therefor.

(ix)           Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the first business day (or any such earlier day as is industry practice for regular-way trading) that is also a trading day for the NYSE, following the trade date on which such sales are made, unless another date shall be agreed by the Company and either the Designated Manager or, in respect of any sale of Hedging Shares, the Forward Seller and the Forward Counterparty (each such day, a “Settlement Date”). On each Settlement Date for the sale of any Shares through the Designated Manager as sales agent for the Company or to the Designated Manager acting as principal (each such date, a “Direct Settlement Date”), the Shares sold through the Designated Manager for settlement on such date shall be issued and delivered by the Company to the Designated Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Designated Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Direct Settlement Date, the Company shall (A) indemnify and hold each applicable Designated Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay each such Designated Manager any commission to which it would otherwise be entitled absent such default. On each Settlement Date for the sale of any Hedging Shares through the Forward Seller (each such day, a “Forward Settlement Date”), such Hedging Shares shall be delivered to the Forward Seller in such manner and at such time as may be agreed between the Forward Counterparty and the Forward Seller.

(x)            At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of a Designated Manager to use its commercially reasonable efforts to sell the Primary Shares on behalf of the Company and any obligation of the Forward Seller to use its commercially reasonable efforts to sell the Hedging Shares on behalf of the Forward Counterparty shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by such Designated Manager or Forward Seller, as applicable, in the applicable capacity), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)           If the Company wishes to issue and sell the Primary Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)           Each sale of the Primary Shares to a Manager (acting, respectively, as sales agent or principal) shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Primary Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of a Manager to purchase the Primary Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Primary Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager or Managers in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by a Manager.

(d)           Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate number set forth in Section 1, or (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement.

(e)           If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Primary Shares as are set forth herein and as may be mutually agreed upon by the Company and the Managers, the Company shall not request the sale of any Primary Shares that would be sold, and no Manager shall be obligated to sell, (i) during any time during the period commencing on the tenth business day prior to the time the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, and (iii) during the “Hedge Period” (as defined in the Master Confirmation) for any Forward, as set forth in the related Forward Confirmation.

4.            Agreements. The Company agrees with each of the Managers and the Forward Counterparty that:

(a)           During any period when the delivery of a prospectus relating to any Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Managers and the Forward Counterparty a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers or the Forward Counterparty reasonably object. The Company has properly completed the Prospectus, in a form approved by the Managers and the Forward Counterparty, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers and the Forward Counterparty, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers and the Forward Counterparty of such timely filing. The Company will promptly advise the Managers and the Forward Counterparty (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of any Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the relevant Manager and (if applicable) the Forward Counterparty so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the relevant Manager and (if applicable) the Forward Counterparty in such quantities as the Managers and (if applicable) the Forward Counterparty may reasonably request.

(c)           During any period when the delivery of a prospectus relating to any Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers and the Forward Counterparty of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers and (if applicable) the Forward Counterparty in such quantities as the Managers and (if applicable) the Forward Counterparty may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders, to the Managers and the Forward Counterparty an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)           The Company will furnish to the Managers and the Forward Counterparty and counsel for the Managers and the Forward Counterparty, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Managers and the Forward Counterparty may each reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers and the Forward Counterparty, and each Manager and the Forward Counterparty agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by, respectively, the Managers and the Forward Counterparty or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           Without prejudice to any undertakings that the Company may have to the Forward Counterparty (or exceptions therefrom) under the “clear market” provisions of any Forward, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Managers and the Forward Counterparty at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by each Manager in light of the proposed transaction; provided, however, that the Company may issue and sell Common Stock pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, the Company may issue Common Stock issuable upon the conversion of (or in exchange for) securities, including debt for equity exchanges, or the exercise of warrants outstanding at the Execution Time, and the Company may issue shares of Common Stock pursuant to the transactions disclosed in our periodic reports on Form 8-K filed with the Commission on December 22, 2025 and January 29, 2026.

(i)            The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)            The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers and/or the Forward Counterparty pursuant to Section 6 herein.

(k)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) or a prospectus supplement relating solely to the offering of securities unrelated to the Shares), (ii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, (iii) the Company files a report on Form 8-K containing amended financial statements (other than an earnings release or other information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act, (iv) the Primary Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement, or (v) otherwise as the Managers and/or the Forward Counterparty may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers and the Forward Counterparty forthwith a certificate dated and delivered the date of such Representation Date, in form satisfactory to the Managers and the Forward Counterparty to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers and the Forward Counterparty are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate pursuant to the preceding sentence shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to any Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no “Hedge Period” (as defined in the Master Confirmation) in relation to any Forward is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Primary Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not provide the Managers and the Forward Counterparty such certificate pursuant to this paragraph, then before the Company instructs the Managers (as sales agents or principals) to sell Primary Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall provide the Managers and the Forward Counterparty with such certificate.

(l)            At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers and the Forward Counterparty and to counsel to the Managers and the Forward Counterparty a written opinion of Weil, Gotshal & Manges LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Managers and the Forward Counterparty, and the General Counsel of the Company, each dated as of such Representation Date, in form and substance satisfactory to the Managers and the Forward Counterparty, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to any Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no “Hedge Period” (as defined in the Master Confirmation) in relation to any Forward is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Primary Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not provide the Managers and the Forward Counterparty the opinion pursuant to this paragraph, then before the Company instructs a Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall provide the Managers and the Forward Counterparty with such opinions.

(m)          At each Representation Date, Latham & Watkins LLP, counsel to the Managers and the Forward Counterparty, shall deliver a written opinion, dated and delivered as of such Representation Date, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide opinions pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to any Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no “Hedge Period” (as defined in the Master Confirmation) in relation to any Forward is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Primary Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not provide the Managers and the Forward Counterparty the opinions pursuant to this paragraph, then before the Company instructs the a Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall provide the Managers and the Forward Counterparty with such opinions.

(n)           At each Representation Date, the Company shall cause Ernst & Young LLP (the “Accountant”), or other independent accountants satisfactory to the Managers and the Forward Counterparty forthwith, to furnish the Managers and the Forward Counterparty letters, dated as of such Representation Date, in form satisfactory to the Managers and the Forward Counterparty, of the same tenor as the letters referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide letters from the Accountant pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to any Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no “Hedge Period” (as defined in the Master Confirmation) in relation to any Forward is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Primary Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not provide the Managers and the Forward Counterparty the letters from the Accountant described in the first sentence of this paragraph, then before the Company instructs a Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall provide the Managers and the Forward Counterparty with such letters.

(o)           At each Representation Date, the Company shall furnish or cause to be furnished to the Managers and the Forward Counterparty forthwith a certificate of the Company’s Chief Financial Officer, dated and delivered the date of such Representation Date, in form satisfactory to the Managers and the Forward Counterparty, providing “management comfort” with respect to certain financial data included or incorporated by reference in the Disclosure Package and the Prospectus. The requirement to provide certificates from the Chief Financial Officer pursuant to this paragraph shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to any Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no “Hedge Period” (as defined in the Master Confirmation) in relation to any Forward is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Primary Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not provide the Managers and the Forward Counterparty the certificates from the Chief Financial Officer described in the first sentence of this paragraph, then before the Company instructs a Manager (as sales agent or principal) to sell Primary Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall provide the Managers and the Forward Counterparty with such certificates.

(p)           At each Representation Date and at each time as may be reasonably requested by the Managers and the Forward Counterparty, the Company will conduct a due diligence session, in form and substance satisfactory to the Managers and the Forward Counterparty, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers and the Forward Counterparty or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers and the Forward Counterparty may reasonably request. The requirement to conduct a due diligence session and cooperate with any due diligence efforts of the Managers and the Forward Counterparty shall be waived for any Representation Date described in clause (ii) of the definition thereof occurring at a time at which (x) no instruction to any Manager to sell Primary Shares pursuant to this Agreement has been delivered by the Company or is pending and (y) no “Hedge Period” (as defined in the Master Confirmation) in relation to any Forward is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Primary Shares and/or enter into any Forward following any such Representation Date when the Company relied on such waiver and did not conduct a due diligence review or cooperate with any due diligence efforts of the Managers and the Forward Counterparty, then before the Company instructs a Manager (as sales agent or principal) to sell Shares pursuant to this Agreement or proposes to enter into any Forward, the Company shall conduct such due diligence session and cooperate with the due diligence efforts of the Managers and the Forward Counterparty.

(q)           The Company consents to each Manager (and its affiliates) trading in the Common Stock for such Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r)            [reserved].

(s)           If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(h) shall not be true and correct on the applicable Direct Settlement Date, the Company will offer to any person who has agreed to purchase Primary Shares from the Company as the result of an offer to purchase solicited by a Designated Manager (acting as sales agent or principal) the right to refuse to purchase and pay for such Primary Shares.

(t)            Each acceptance by the Company of an offer to purchase the Primary Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Designated Manager party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Direct Settlement Date for the Primary Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Primary Shares).

(u)           The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(v)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w)          The Company shall cooperate with the Managers and the Forward Counterparty and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)           The Company will apply the proceeds of the transactions contemplated by this Agreement, any Terms Agreement and any and all Forwards in the manner set forth in the Prospectus.

(y)           The Company will disclose in its Annual Reports on Form 10-K and Quarter Reports on Form 10-Q, as applicable, with regard to the relevant quarter: (A) the number of Primary Shares sold by or through the Managers (acting as sales agents or principals) pursuant to this Agreement, the Net Primary Proceeds to the Company and the compensation paid by the Company with respect to such sale of the Primary Shares pursuant to this Agreement, and (B) in the Company’s discretion (subject to any applicable laws and stock exchange rules), the “Number of Shares” underlying the Forwards, if any, for which the “Hedge Period” has been completed (in each case, as defined in the Master Confirmation) and any proceeds received and/or expected to be received therefrom.

(z)           Notwithstanding anything to the contrary herein, (x) the Company shall not, and the Company shall cause its affiliates not to provide the Managers and the Forward Counterparty with any material non-public information with respect to itself, its subsidiaries, the Shares or any securities issued by the Company and/or any subsidiaries in any document or notice required to be delivered pursuant to this Agreement or any other communication in connection with this Agreement or any Forward (each a “Communication”) without first notifying the Managers and, if applicable, the Forward Counterparty in writing that the Communication that the Company is about to deliver to such party contains such material non-public information and the Managers and, if applicable, the Forward Counterparty has confirmed that it wishes to receive such information and instructed the Company to whom such information shall be delivered, (y) absent such notification of the Company, the Company shall be deemed to have represented that such Communication contains no such material non-public information and (z) delivery of such material non-public information solely to employees of the Managers and, if applicable, the Forward Counterparty that the Managers and, if applicable, the Forward Counterparty has identified in writing to the Company from time to time as being on the private side of such Manager’s (or the Forward Counterparty’s) information barrier shall be deemed not to be in violation of this Section 4(z).

5.            Payment of Expenses.

(a)           The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp, transfer or similar taxes in connection with the original issuance, sale and delivery (as applicable) of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers and the Forward Counterparty relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers and the Forward Counterparty relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Managers and the Forward Counterparty, including the reasonable fees, disbursements and expenses of counsel for the Managers and the Forward Counterparty in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder, in an amount not to exceed (A) $100,000 arising out of executing this Agreement and the filing of the Prospectus Supplement and (B) in an amount not to exceed $25,000 per each Representation Date and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.            Conditions to the Obligations of the Managers and the Forward Counterparty. The obligations of (A) the Managers (as sales agents) under this Agreement with respect to any Primary Shares that the Company has instructed the Managers to sell as sales agent on behalf of the Company, (B) the Managers (as principals) under this Agreement and any Terms Agreement with respect to any Primary Shares that the Managers has agreed to purchase or has the option to purchase as principal under any Terms Agreement and (C) Goldman Sachs & Co. LLC (as Forward Seller) and the Forward Counterparty with respect to any Hedging Shares shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)           The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement, if any, shall have been filed in the manner required by Rule 424(b) within the time period required by Section 3(a)(ix) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused the Company Counsel, to furnish to the Managers and the Forward Counterparty, on every date specified in Section 4(l) of this Agreement, its opinion, in form and substance reasonably satisfactory to the Managers and the Forward Counterparty and counsel for the Managers and the Forward Counterparty.

(c)           The Managers and the Forward Counterparty shall have received from Latham & Watkins LLP, counsel for the Managers and the Forward Counterparty, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers and the Forward Counterparty, with respect to the issuance, sale and delivery (as applicable) of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers and the Forward Counterparty may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished or caused to be furnished to the Managers and the Forward Counterparty, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the President or Chief Executive Officer and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)           The Company shall have requested and caused the Accountant to have furnished to the Managers and the Forward Counterparty, on every date specified in Section 4(n) hereof and to the extent requested by the Managers and the Forward Counterparty in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Managers and the Forward Counterparty), dated as of such date in form and substance reasonably satisfactory to the Managers and the Forward Counterparty containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)            Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers and the Forward Counterparty, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g)           The Company shall have furnished or caused to be furnished to the Managers and the Forward Counterparty, on every date specified in Section 4(o) of this Agreement, a certificate, signed by the Chief Financial Officer of the Company, dated as of such date, providing “management comfort” with respect to certain financial data included or incorporated by reference in the Disclosure Package and the Prospectus.

(h)           The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(i)            Between the Applicable Time and any related Time of Delivery or Settlement Date with respect to Primary Shares through the Managers, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)            FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k)           The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers and the Forward Counterparty.

(l)            Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Designated Manager or Forward Seller, as applicable, and (if applicable) the Forward Counterparty such further information, certificates and documents as the Designated Manager or Forward Seller, as applicable, and (if applicable) the Forward Counterparty may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and the Forward Counterparty and counsel for the Managers and the Forward Counterparty, this Agreement and all obligations of a Manager (in the applicable capacity) or the Forward Counterparty, as applicable, hereunder may be canceled solely with respect to such Manager (in the applicable capacity) or the Forward Counterparty, as applicable, at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager (acting in such capacity) or the Forward Counterparty, as applicable. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Managers and the Forward Counterparty, at 1271 Avenue of the Americas, New York, New York 10020, on each such date as provided in this Agreement.

7.            Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Manager and the Forward Counterparty, the directors, officers, employees, affiliates and agents of each Manager and the Forward Counterparty and each person who controls any Manager or the Forward Counterparty (as applicable) within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Managers and the Forward Counterparty specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that the name and contact information of each Manager and the name of the Forward Counterparty on the cover of the Prospectus Supplement and in the first and ninth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Managers and the Forward Counterparty, respectively, for inclusion in the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus.

(b)           Each Manager (acting as sales agent and principal) and the Forward Counterparty each agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager and the Forward Counterparty, but only with reference to written information relating to such Manager or the Forward Counterparty, respectively, furnished to the Company by such Manager or the Forward Counterparty, respectively, specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Manager or the Forward Counterparty may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (and one local counsel in each relevant jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, on the one hand, and each Manager and (if applicable) the Forward Counterparty, on the other hand, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, on the one hand, and the Managers and (if applicable) the Forward Counterparty, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by each Manager and (if applicable) the Forward Counterparty, on the other, from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and each Manager and (if applicable) the Forward Counterparty severally, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of such Manager and (if applicable) the Forward Counterparty, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.

In respect of any offering of the Primary Shares, benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Primary Shares received by it, and benefits received by each Manager (acting as sales agent and/or principal) shall be deemed to be equal to the gross compensation received by such Manager (in such capacity) with respect to the Primary Shares sold under this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement.

Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or such Manager and (if applicable) the Forward Counterparty, on the other hand, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each Manager and the Forward Counterparty agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.

Notwithstanding the provisions of this paragraph (d), in no event shall any Manager and, if applicable, the Forward Counterparty be required to contribute any amount in excess of the amount by which the total underwriting compensation received by such Manager (or, in the case of the Forward Counterparty, deemed received by Goldman Sachs & Co. LLC acting as Forward Seller) exceeds the amount of any damages that such Manager (and, if applicable, the Forward Counterparty) has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Managers’ and the Forward Counterparty’s obligations to contribute pursuant to this paragraph (d) are several and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager or the Forward Counterparty within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of a Manager or the Forward Counterparty (as applicable) shall have the same rights to contribution as such Manager or the Forward Counterparty, respectively, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.            Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement with respect to any one Manager or the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Primary Shares have been sold through a Manager for the Company, then Section 4(s) shall remain in full force and effect with respect to such Manager, (ii) with respect to any pending sale, through a Manager for the Company, and any offering or resale of any Shares purchased or to be purchased by a Manager pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 10, 11, 13, 15 and 16 of this Agreement and this Section 8 shall remain in full force and effect notwithstanding such termination.

(b)           Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 10, 11, 13, 15 and 16 of this Agreement and this Section 8 shall remain in full force and effect with respect to such Manager notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised it rights to terminate the provisions of this Agreement pursuant to this Section 8(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.

(c)           Subject to Section 8(a) or (b) above, this Agreement shall remain in full force and effect until such time as the Maximum Number of Shares shall have been sold, unless terminated by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 8(c) shall in all cases be deemed to provide that Sections 2, 5, 7, 10, 11, 13, 15 and 16 and this Section 8 shall remain in full force and effect.

(d)           Any termination of this Agreement pursuant to Sections 8(a) or (b) above shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager, the applicable Manager in the case of a termination solely with respect to such Manager pursuant to Section 8(a), and (if applicable) the Forward Counterparty or the Company, as the case may be. If such termination of this Agreement shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(ix) of this Agreement.

(e)           In the case of any purchase of Primary Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Primary Shares as contemplated by the Prospectus.

9.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

10.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by a Manager or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

11.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to Goldman Sachs & Co. LLC at 200 West Street, New York, New York, 10282, Attention: Registration Department and Goldman Sachs International at Plumtree Court, 25 Shoe Lane, London EC4A 4AU, United Kingdom, Attention: Jonathan Armstrong, Equity Capital Markets, Telephone: +1-212-902-5181, Email: jonathan.armstrong@gs.com, with a copy to: Attention: Cory Oringer, Equity Capital Markets, Telephone: +1-212-902-9162, Email: Cory.Oringer@gs.com, and to: Attention: Henry Liu, Equity Capital Markets, Telephone: +1-212-902-4841, Email: hengrui.liu@gs.com, and mandatory email notification to the following address: Eq-derivs-notifications@am.ibd.gs.com; to B. Riley Securities, Inc. at 299 Park Avenue, 21st Floor, New York, New York10171; to Yorkville Securities, LLC at 1012 Springfield Avenue, Mountainside New Jersey 07092, Email: legal@yorkvilleglobal.com; or, if sent to the Company, will be mailed, delivered or emailed to 0411-Legal@amctheatres.com and confirmed to it at AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, Kansas, 66211, attention of the Legal Department.

12.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.           No fiduciary duty. In addition to any representations and acknowledgements by the Company in the Master Confirmation, the Company hereby acknowledges that (a) the offering of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager, (if applicable) the Forward Counterparty and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal and/or Forward Seller (as applicable only to Goldman Sachs & Co. LLC) in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Managers (as sales agents and/or principals) in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether a Manager and/or its affiliates has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that a Manager (in any capacity) or any of the affiliates has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14.           Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the conduct of the offering and the sale of the Shares.

15.           Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.           Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.           Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

18.           Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.           Contractual Recognition of UK Bail-In.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, each party acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)            the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of the Forward Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

a.         the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

b.        the conversion of all, or a portion of, the UK Bail-in Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the other parties of such shares, securities or obligations;

c.         the cancellation of the UK Bail-in Liability;

d.        the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)           the variation of the terms of this Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

As used in this Section 19:

(i)            “Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the Forward Counterparty.

(ii)           “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(iii)          “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iv)          “UK Bail-in Powers” means any powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

20.            Crisis Prevention Measure. The Company agrees that, with respect to this Agreement, if a: (i) Crisis Prevention Measure; (ii) Crisis Management Measure; or (iii) Recognised Third-country Resolution Action is taken in relation to the Forward Counterparty or any member of the same Group as the Forward Counterparty, the Company shall be entitled to exercise a Termination Right under, or rights to enforce a Security Interest in connection with this Agreement, to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement was governed by the laws of any part of the United Kingdom.

For the purposes of this Section 20, Section 48Z of the U.K. Banking Act 2009, as amended from time to time, is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a “mandatory reduction instrument” by the Bank of England under section 6B of the U.K. Banking Act 2009, as amended from time to time.

As used in this Section 20:

(i)            “Crisis Prevention Measure”, “Crisis Management Measure”, “Group”, “Recognised Third-country Resolution Action”, “Security Interest”, “Special Resolution Regime” and “Termination Right” have the meaning given to them in or pursuant to the PRA Rule.

(ii)            “PRA Rule” means the Stay in Resolution Part of the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time.

21.            Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to the Primary Shares, the time of sale of such Primary Shares through the Managers (acting as sales agents) or from the Managers (acting as principals) pursuant to this Agreement or any relevant Terms Agreement, and with respect to the Hedging Shares, the time of sale of such Hedging Shares from Goldman Sachs & Co. LLC (acting as Forward Seller).

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“BHC Act Affiliate” shall mean “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall mean default right as defined and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Manager” shall mean, as of any given time, a Manager that the Company has designated as sales agent or principal to sell Shares pursuant to the terms of this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) with respect to sale to the Managers (in its capacity as principals), the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“GAAP” shall mean United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Managers (in all capacities hereunder) and the Forward Counterparty.

Very truly yours,

AMC Entertainment Holdings, Inc.

By:	/s/ Sean D. Goodman
Name:	Sean D. Goodman
Title:	Executive Vice President, International Operations, Chief Financial Officer and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

GOLDMAN SACHS & CO. LLC, as Manager (in all capacities hereunder)

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Managing Director

GOLDMAN SACHS International, as Forward Counterparty

By:	/s/ David Sprake
Name: David Sprake
Title: Managing Director

B. RILEY SECURITIES, INC., as Manager

By:	/s/ Ryan Aceto
Name: Ryan Aceto
Title: Deputy Head of Equity Capital Markets

YORKVILLE SECURITIES, LLC, as Manager

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Chief Executive Officer

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

[Form of Terms Agreement]	Annex I to the Sales and Registration Agreement

AMC Entertainment Holdings, Inc.

Common Stock

Terms Agreement

______, 20__

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Yorkville Securities, LLC

1012 Springfield Avenue

Mountainside, New Jersey 07092

Dear Sirs:

AMC Entertainment Holdings, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Sales and Registration Agreement, dated February [9], 2026 (the “Sales and Registration Agreement”), between the Company, Goldman Sachs & Co. LLC, B. Riley Securities, Inc., Yorkville Securities, LLC and Goldman Sachs International (in each case, in the relevant capacities specified therein), to issue and sell to [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if there is an over-allotment option]

[Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC] to the Company for the Purchased Shares. This option may be exercised by [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if there is an over-allotment option]

Each of the provisions of the Sales and Registration Agreement not specifically related to the solicitation by [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein (except for any representations and warranties specifically given to Goldman Sachs & Co. LLC solely in its capacity as the Forward Seller and/or to Goldman Sachs International solely in its capacity as the Forward Counterparty) shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if there is an over-allotment option], except that each representation and warranty in Section 2 of the Sales and Registration Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales and Registration Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if there is an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Sales and Registration Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if there is an over-allotment option], in the form heretofore delivered to the Managers, as principals, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales and Registration Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales and Registration Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers, as principal, and the Company.

AMC Entertainment Holdings, Inc.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Goldman Sachs & Co. LLC]

By:
Name:
Title:

[B. Riley Securities, Inc.]

By:
Name:
Title:

[Yorkville Securities, LLC]

By:
Name:
Title:

3

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:
Common Stock, par value $[ ] per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [Goldman Sachs & Co. LLC][B. Riley Securities, Inc.][Yorkville Securities, LLC]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Sales and Registration Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinion referred to in Section 4(l).

(2)  The opinion referred to in Section 4(m).
(3)  The accountants’ letters referred to in Section 4(n).
(4)  The officers’ certificate referred to in Section 4(k).
(5)  The Chief Financial Officer’s certificate referred to in Section 4(o).

(6)  Such other documents as the Managers shall reasonably request.